--------------------------------------------------------------------------------------------------------
1. Name and Address of Reporting Person*         2. Issuer Name and Ticker or Trading Symbol

   Wright, Donald A.                                    INTERNATIONAL STEM CELL CORP
--------------------------------------------------------------------------------------------------------
   (Last)     (First)     (Middle)               3. Date of Earliest Transaction Required to be Reported
                                                    (Month/Day/Year)

    2829 RUCKER AVENUE 3RD FLOOR                                   7/20/07
--------------------------------------------------------------------------------------------------------
             (Street)

    EVERETT, WA 98201
--------------------------------------------------------------------------------------------------------


DONALD A. WRIGHT AUTHORIZE AND DESIGNATE THE VICE PRESIDENT OF FINANCE AND CONTROLLER OF INTERNATIONAL STEM CELL CORPORATION, RAY WOOD, TO FILE THE FORM ON MY BEHALF. THIS AUTHORIZATION IS EFFECTIVE IMMEDIATE AND WILL CONTINUE UNTIL OTHERWISE NOTIFIED.






7-20-07                                                     /s/ DONALD A. WRIGHT
----------                                                  --------------------
DATE                                                           DONALD A. WRIGHT




Reminder: Report on a separate line for each class of securities beneficially owned directly or indirectly.

If the form is filed by more than one reporting person, see Instruction 4(b)(v).


         PERSONS WHO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED
       IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS
                     A CURRENTLY VALID OMB CONTROL NUMBER.

                                                                 SEC 1474 (6-03)

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